                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 regarding the Amended and Restated Equity Compensation Plan of FASTNET Corporation of our report dated March 14, 2001 included in FASTNET Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.




                                                     /s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
July 13, 2001